First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




January 22, 2004


First Trust Portfolios,L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 811

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
111771 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President